 Exhibit 14.1

众联国际控股集团有限公司行为与道德守则

CODE OF BUSINESS CONDUCT AND ETHICS

OF

UNITED WORLD HOLDING GROUP LTD.

由众联国际控股集团有限公司于2018年10月10日通过

Adopted by United World Holding Group Ltd. on this 10th day of October, 2018

I.	INTRODUCTION

导言

This Code of Business Conduct and Ethics (the “Code”) helps ensure compliance with legal requirements and our standards of business conduct. This Code applies to directors, officers, and employees of United World Holding Group Ltd. (the “Corporation”). Therefore, all directors, officers and employees of the Corporation are expected to read and understand this Code, uphold these standards in day-to-day activities, comply with all applicable policies and procedures, and ensure that all agents and contractors are aware of, understand and adhere to these standards.

本“商业行为和道德守则”(“守则”)有助于确保遵守法律要求和我们的商业行为标准。本守则适用于众联国际控股集团有限公司(以下简称为“公司”)。因此，本公司的所有董事、高级管理人员及员工均须阅读及理解本守则，并在日常工作中遵守所有适用的政策和程序，并确保所有代理人和经销商了解、理解和遵守这些标准。

This Code supersedes all other such codes, policies, procedures, instructions, practices, rules or written or verbal representations to the extent they are inconsistent.

若有其他条纹冲突，本守则取代所有其他此类守则、政策、程序、指示、惯例、规则或书面或口头陈述。

II.	YOUR RESPONSIBILITIES TO THE CORPORATION AND ITS SHAREHOLDERS

对公司及其股东的责任

A.	General Standards of Conduct

 一般行v为标准

The Corporation expects all directors, officers, employees, agents, and contractors to exercise good judgment to ensure the safety and welfare of employees, agents, and contractors and to maintain a cooperative, efficient, positive, harmonious, and productive work environment and business organization. These standards apply while working on our premises, at offsite locations where our business is being conducted, at Corporate-sponsored business and social events, or at any other place where any director, officer or employee is acting as a representative of the Corporation.

本公司希望所有董事、高级管理人员、员工、代理人和经销商都能做出良好的判断，以确保员工、代理人和经销商的安全和福利，并保持合作、高效、积极、和谐和富有成效的工作环境和商业组织。这些标准适用于在我们的办公场所工作，在我们业务开展的异地地点，在公司赞助的商业和社会活动中，或在任何其他任何董事、高级管理人员或员工担任公司代表的地方。

B.	Applicable Laws

适用法律

All Corporate directors, officers, employees, agents, and contractors must comply with all applicable laws, regulations, rules, and regulatory orders. Corporate directors, officers and employees located outside of the United States must comply with laws, regulations, rules, and regulatory orders of the United States, including the Foreign Corrupt Practices Act, in addition to applicable local laws.

所有公司董事、高级管理人员、员工、代理人和经销商都必须遵守所有适用的法律、法规、规则和监管命令。位于美国境外的公司董事、高级管理人员和员工必须遵守美国的法律、法规、法规和法规，包括适用当地法律的《反海外腐败法》。 ..

Violations of laws, regulations, rules, and orders may subject the director, officer, employee, agent or contractor to individual criminal or civil liability, as well as to discipline by the Corporation. Such individual violations may also subject the Corporation to civil or criminal liability or the loss of business.

违反法律、法规、规章和命令可能使董事、高级管理人员、员工、代理人或经销商承担个人刑事或民事责任，并受到公司的惩戒。此类个人违法行为 还可能使公司遭受民事或刑事责任或业务损失。

C.	Conflicts of Interest

利益冲突

Although this duty does not prevent any director, officer, and employee from engaging in personal transactions and investments, it does demand avoiding situations where a conflict of interest might occur or appear to occur. The Corporation is subject to scrutiny from many different individuals and organizations. Each director, officer and employee should always strive to avoid even the appearance of impropriety.

虽然这项职责并不妨碍任何董事、高级管理人员和员工从事个人交易和投资，但它确实要求避免可能发生或似乎发生利益冲突的情况。公司受到许多不同的个人和组织的监督。每一位董事、高级管理人员和员工都应尽量避免出现任何不当行为。

D.	Corporate Opportunities

公司商业机会

Employees, officers, and directors may not exploit for their own personal gain opportunities that are discovered using corporate property, information, or position unless the opportunity is disclosed fully in writing to the Corporation’s Board and the Board declines to pursue such opportunity.

员工、高级管理人员和董事不得利用公司财产、信息或职位去做个人投机行为，除非该商业机会以书面形式完全披露给公司董事会且董事会弃权。

E.	Protecting the Corporation's Confidential Information

保护公司的机密信息

The Corporation's confidential information is an asset. The Corporation’s confidential information includes our database of customer contacts; details regarding our equipment procurement sources; names and lists of customers, suppliers, and employees; and financial information. This information is the property of the Corporation. Every director, officer, employee, agent, and contractor must safeguard it.

公司的机密信息是一项资产。公司的机密信息包括我们的客户联系数据库；关于我们设备采购来源的详细信息；客户、供应商、员工名单；和金融信息。这些信息是公司的财产。每一个董事、高级管理人员、员工、代理人和经销商都必须予以保护。

This responsibility includes not disclosing the Corporation’s confidential information such as information regarding the Corporation’s products or business over the internet.

此责任包括不通过互联网披露公司的机密信息，例如有关公司产品或业务的信息。

F.	Obligations under Securities Laws “Insider” Trading

证券法“内幕交易”所承担的义务

Obligations under the U.S. securities laws apply to everyone. In the normal course of business, officers, directors, employees, agents, contractors, and consultants of the Corporation may come into possession of significant, sensitive information. This information is the property of the Corporation, and any director, officer, or employee in possession of such information has been entrusted with it.

美国证券法规定的义务适用于每个人。在正常的业务过程中，公司的高级管理人员、董事、员工、代理人、经销商和顾问可能拥有重要的、敏感的信息。该信息是公司的财产，任何拥有该信息的董事、高级管理人员或员工都必须妥善处理。

No director, officer or employee may profit from it by buying or selling securities on their own behalf, or passing on the information to others to enable them to profit or for them to profit on behalf of such director, officer, or employee.

任何董事、高级管理人员或员工不得以自己的名义买卖证券，或将有关信息传达给他人，从中获利。

G.	Prohibition against Short Selling of Corporate Stock

禁止转让公司股份

No Corporate director, officer or other employee, agent or contractor may, directly or indirectly, sell any equity security of the Corporation. No Corporate director, officer or other employee, agent or contractor may engage in short sales.

公司董事、高级管理人员或其他员工、代理人或经销商不得直接或间接出售公司的任何股份。公司董事、高级管理人员或其他员工、代理人 经销商也不可短期转让股权。

H.	Use of Corporation’s Assets

公司财产的操作准则

Protecting the Corporation's assets is a key fiduciary responsibility of every director, officer, employee, agent, and contractor. Corporate directors, officers, employees, agents, contractors must not use corporate funds, computers and software for any personal purpose.

保护公司的资产是每个董事、高级管理人员、员工、代理人和经销商的关键信誉责任。公司董事、高级管理人员、员工、代理人、经销商不得将公司资金电脑和软件用于任何个人目的。

I.	Maintaining and Managing Records

文件记录的维护和管理

Records include paper documents, CDs, computer hard disks, email, floppy disks, microfiche, microfilm, or all other media. All original executed documents that evidence contractual commitments or other obligations of the Corporation must be forwarded for recording keeping promptly upon completion. Such documents will be maintained and retained in accordance with the Corporation’s record retention policies.

文件的记录包括纸质文件、光盘、计算v机硬盘、电子邮件、软盘、缩微胶片等其他媒体。所有原始执行文件，如公司的证据、合同承诺或其他协议，必须在完成后立即予以记录。这些文件将按照公司的资料保管政策予以保存和保留。

III.	DISCIPLINARY ACTIONS

纪律准则

The matters covered in this Code are of the utmost importance to the Corporation, its stockholders, and its business partners, and are essential to the Corporation's ability to conduct its business in accordance with its stated values. The Corporation expects all its directors, officers, employees, agents, contractors, and consultants to adhere to these rules in carrying out their duties for the Corporation.

本守则所涵盖的事项对公司、股东及业务伙伴至为重要，对公司按照其所述价值经营业务的能力至为重要。公司期望其所有董事、高级管理人员、员工、代理人、经销商和顾问在履行其职责时遵守这些规则。

The Corporation will take appropriate action against any director, officer, employee, agent, contractor, or consultant whose actions are found to violate these policies or any other policies of the Corporation. Disciplinary actions may include immediate termination of employment or business relationship at the Corporation's sole discretion. Where the Corporation has suffered a loss, it may pursue its remedies against the individuals or entities responsible. Where laws have been violated, the Corporation will cooperate fully with the appropriate authorities.

公司将对任何董事、高级管理人员、员工、代理人、经销商或顾问采取适当行动，如果他们的行为被发现违反这些政策或公司的任何其他政策。纪律处分可包括公司自行决定立即终止雇佣关系或业务关系。公司遭受损失的，可以对负有责任的个人或者单位追究赔偿责任。如违反法律，公司将与有关当局充分合作。

IV.	ACKNOWLEDGMENT OF RECEIPT OF CODE OF BUSINESS CONDUCT AND ETHICS

确认收到商业行为和道德规范

I have received and read the Corporation's Code of Business Conduct and Ethics. I understand the standards and policies contained in the Code and understand that there may be additional policies or laws specific to my job. I further agree to comply with the Code.

本人已收到及阅读该公司的“商业行为及道德守则”。我理解守则所载的标准和政策，并明白针对我的工作可能有额外的政策或条例。本人进一步同意遵守守则。

If I have questions concerning the meaning or application of the Code, any Corporation policies, or the legal and regulatory requirements applicable to my job, I know I can consult my manager, knowing that my questions or reports to these sources will be maintained in confidence. I acknowledge that I may report violations of the Code to the management.

如果我对“守则”的含义或适用、任何公司政策或适用于我的工作的法律和法规要求有疑问，我可以咨询我的经理，因为我明白向这些消息来源提出的问题或报告将保密。我承认我可能会向管理层报告违反守则的情况。

[signature page to follow]

（签订页另起）

[signature page to the Code of Business Conduct and Ethics of United World Holding Group Ltd.]

（众联国际控股有限公司商业行为和道德守则签订页）

For and on behalf of
United World Holding Group Ltd.
众联沃德控股有限公司

Authorised Signature(s)

Hong Wang

王洪

Executive Director

执行董事

Date: July 4th, 2018

签订日期 2018 年 7 月 4 日